CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to incorporation by reference in the registration statement of The Solomon-Page Group Ltd. on Form S-3 of our report dated December 6, 1996, except as to Note 15, for which the date is December 18, 1996, on our audits of the consolidated financial statements of The Solomon-Page Group Ltd. and its subsidiary as of September 30, 1996, and for the two fiscal years in the period ended September 30, 1996 which report is incorporated by reference in this Form S-3.

         We also consent to the reference to us under the caption "Experts" in the Registration Statement.



                                        /s/ MOORE STEPHENS P.C.
                                        ------------------------
                                        MOORE STEPHENS, P.C.
                                        Certified Public Accountants

Cranford, New Jersey
December 2, 1997